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                                                                   Exhibit 23.1




              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated February 20, 2004, except for notes C and W, as to which the date is February 24, 2004, accompanying the financial statements included in the Annual Report of SCOLR, Inc. on Form 10-KSB for the year ended December 31, 2003. We hereby consent to the incorporation by reference of said report in the Registration Statements of SCOLR, Inc. on Form S-8 (File No. 333-79343, and No. 333-40290) and on Form S-3 (File No. 333-107906).




Seattle, Washington
March 19, 2004